Exhibit 99.1

STOCK PURCHASE AGREEMENT

by and between

VISION BANCSHARES, INC.

and

BANCTRUST FINANCIAL GROUP, INC.

dated February 27, 2004

3.26 Environmental Matters	23
3.27 Labor Disputes	23

ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF BUYER

4.01 Organization and Corporate Power	24
4.02 Authorization and Effect	24
4.03 Securities Act	25
4.04 No Breach of Statute or Contract	25
4.05 Regulatory Approvals	25
4.06 Material Misstatements and Omissions	25

ARTICLE V — COVENANTS OF THE PARTIES

5.01 Conduct of the Business Prior to Closing	26
5.02 Investment Portfolio	28
5.03 Solicitation Restriction	28
5.04 Current Information	29
5.05 Subsequent Financial Statements	29
5.06 Regulatory Matters	29
5.07 Further Assurances	30
5.08 Continued Access to Bank	30
5.09 Change of Name	31
5.10 Employees	31
5.11 Press Release	31
5.12 Notice of Adverse Changes	31
5.13 Attorney Fees	32
5.14 Gulf County Market	32
5.15 Private/Placement	32
5.16 Processing	32
5.17 Environmental Due Diligence; Indemnity	32

ARTICLE VI — COVENANTS AS TO TAX MATTERS

6.01 Returns and Receipts	33
6.02 Cooperation; Access to Records	34
6.03 Filed Tax Returns	34

ARTICLE VII — CLOSING CONDITIONS

7.01 General Conditions	34
7.02 Conditions to the Obligations of Seller	35
7.03 Conditions to the Obligations of Buyer	36

ARTICLE VIII — TERMINATION, AMENDMENT AND WAIVER

8.01 Termination	38

8.02 Effect of Termination	39
8.03 Amendment, Extension and Waiver	39
8.04 Termination Fee	39

ARTICLE IX — INDEMNIFICATION

9.01 Indemnification by Buyer	40
9.02 Indemnification by Seller	40
9.03 Notification	40

ARTICLE X — MISCELLANEOUS

10.01 Expenses	42
10.02 Notices	42
10.03 Parties In Interest	43
10.04 Survival of Covenants, Representations and Warranties	43
10.05 Counterparts	43
10.06 Headings	44
10.07 Jurisdiction	44
10.08 Entire Agreement; Modification	44
10.09 Severability of Invalid Provision	44

LIST OF SCHEDULES BY NUMBER

3.04
3.05
3.07
3.08
3.10
3.11
3.12
3.14
3.15
3.16
3.17
3.21
3.25
3.26
5.01

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”), dated the 27th day of February, 2004, has been entered into by and between VISION BANCSHARES, INC., an Alabama corporation, (“Buyer”), and BANCTRUST FINANCIAL GROUP, INC., an Alabama corporation (“Seller”).

RECITALS

Seller is the beneficial and record owner of all the issued and outstanding shares of the voting capital stock (hereinafter referred to as the “Shares”) of BANKTRUST OF FLORIDA, a Florida state bank (the “Bank”), which it desires to sell and convey to Buyer, and in turn Buyer desires to acquire and purchase the Shares from Seller, all upon the terms and subject to the conditions set forth in this Agreement (the “Acquisition”).

NOW THEREFORE, in consideration of these premises and the undertakings described herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.01 Purchase and Sale of Shares. At the Closing, as defined in Section 1.03, Seller shall sell, assign, transfer and deliver unto Buyer all the Shares, free and clear of any and all liens, claims, rights of third parties, charges or encumbrances of any kind or character whatsoever, and Buyer shall acquire and purchase the Shares from Seller for the sum in cash of Seven and One-Half Million Dollars ($7,500,000.00) (the “Purchase Price”).

1.02 Delivery of Stock Certificates. At the Closing, Seller shall deliver to Buyer valid stock certificates issued by the Bank evidencing the Shares duly endorsed in blank. The stock certificates shall be in such form and content as counsel to Buyer may reasonably require.

1.03 Closing and Closing Date. The sale and delivery of the Shares to Buyer, the payment of the Purchase Price to Seller and the consummation of the other transactions contemplated hereby to occur contemporaneously therewith (herein called the “Closing”) shall take place at the offices of Seller on that business day which is the fifth business day immediately following the date the last regulatory approval or consent required by Section 7.01 hereof is received by Buyer and Seller, provided all the other conditions described in Article VII below, to the extent not waived, have been satisfied, or at such other place, time or date as the parties hereto may hereafter agree to in writing (the date of Closing being herein referred to as the “Closing Date”).

ARTICLE II

INVESTIGATION OF BANK

2.01 Disclosures. Seller will cause to be delivered to Buyer true, correct and complete copies of the documents listed on the List of Schedules in the Table of Contents to this Agreement (“Disclosure Schedules”) (all such documents and the Disclosure Schedules, together with the information, data and other materials being provided, obtained or furnished Buyer or its representatives pursuant to or in connection with Section 2.02 below, being herein collectively referred to as the “Disclosure Documents”). The Disclosure Documents will be delivered by Seller to Buyer no later than 14 days from the date of this Agreement. Buyer shall have five days from the date of delivery of the last of the Disclosure Documents to review such Disclosure Documents and, after such review, terminate this Agreement in its sole discretion based upon such review.

2.02 Access to Records. Between the date hereof and the Closing Date, Seller shall give to Buyer and Buyer’s counsel, accountants and other representatives full access during normal business hours to all the properties, documents, contracts and records of Bank relating to its assets or operations and shall furnish Buyer with copies of such documents, contracts and records and with such information with respect thereto as Buyer may from time to time reasonably request (“Due Diligence Information”). At Closing, Buyer will furnish to Seller, the following written acknowledgement: “Buyer acknowledges that Seller has provided Buyer with all requested information, including all Due Diligence Information, with full and complete access to the records and personnel of the Bank, and with the opportunity to ask questions and receive answers, to any and all inquiries or questions of Buyer in connection with the Acquisition provided that exceptions, if appropriate, may be noted in writing.”

2.03 Confidentiality.

(a) Neither party will disclose the negotiations or the status of the Acquisition without the express consent of the other party, other than to those of its affiliates, directors, officers, employees, advisors, or agents (its “Representatives”) who have a need to know such information for the purpose of the Acquisition, except as may be required by law.

(b) Buyer will use the Due Diligence Information solely for the purpose of Buyer’s due diligence investigations of Bank, and unless and until the parties consummate the Acquisition, Buyer’s representatives will keep the Due Diligence Information strictly confidential. Buyer will disclose the Due Diligence Information only to those Representatives of Buyer who need to know such information for the purposes of the Acquisition. Buyer agrees to be responsible for any breach of this Section 2.03 by any of Buyer’s Representatives. Buyer also will not use any Due Diligence Information to compete with Seller in the event that this Acquisition is not consummated.

(c) It is understood and agreed that either party would be irreparably injured by a breach of this Section 2.03 by the other party or its Representatives, that money damages would not be a sufficient remedy for any such breach and that the injured party shall be entitled to equitable relief, including injunctive relief and specific performance, as a remedy for any such breach (which shall not be the exclusive remedy for any such breach of this Agreement). The injured party shall further be entitled to reasonable attorney’s fees and other costs reasonably incurred to remedy any and all breaches by the other party or its Representatives of this Section 2.03.

(d) The provisions of this Section 2.03 shall survive the termination of this Agreement and shall be binding upon the successors and assigns of each party. The provisions of this Section 2.03 are in addition to and not in lieu of any of the requirements or remedies set forth in the Confidentiality Agreement between Buyer and Seller dated February 9, 2004, which each Seller and each Buyer adopts as its own as if executed by each such person as of the date of this Agreement. In the event of any conflict between the provisions of this Agreement and the Confidentiality Agreement, the terms of this Agreement shall prevail.

2.04 Return of Documents. If the Closing is not consummated and this Agreement is terminated, Buyer shall promptly return all documents, contracts or records of Bank furnished to Buyer by Seller, without retaining any copies or summaries thereof, and shall refrain from using any such documents, contracts and records, or any information obtained therefrom, to compete with Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Notwithstanding any independent investigation or verification undertaken by the Buyer or its representatives, Seller hereby represents and warrants to Buyer the following:

3.01 Organization and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama having all corporate power and authority necessary to own its property and operate its businesses as now conducted. Seller has all corporate power, authority and legal right necessary to execute and deliver this Agreement and, subject to receipt of the required regulatory actions, approvals and consents described in Section 3.23 hereof, to perform and carry out the Acquisition pursuant to the terms and conditions of this Agreement.

3.02 Authorization and Effect. This Agreement and the performance of the actions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been executed and delivered by duly authorized and acting officers of Seller, and assuming the due authorization, execution and delivery of this Agreement by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms except as such may be limited by bankruptcy, insolvency, reorganization or other laws generally affecting the enforcement of creditors’ rights or by applicable principles of equity if equitable remedies are sought. Other than for the regulatory actions, approvals and consents referred to in Section 3.23 hereof, no authorization or approval from any party, governmental agency, public or quasi-public body or authority of the United States, or any state thereof, is necessary for the due execution and delivery by Seller of this Agreement, or for the validity or enforceability of all the provisions of this Agreement against Seller, or for the sale or delivery of the Shares to Buyer, or any other action on the part of the Seller or Bank, or any affiliate of Seller, contemplated by this Agreement.

3.03 Title to Shares and Power to Convey. Seller is the record and beneficial owner of all the issued and outstanding shares of the capital securities of the Bank and has, or will have by the time of Closing, good and marketable title to the Shares free and clear of any and all liens, claims, rights of third parties, charges or encumbrances of any kind or character whatsoever. Seller has, or will have by the time of Closing, full right, power and authority to sell the Shares as provided herein, subject only to receipt of the approvals and consents referred to in Section 3.23 hereof. The execution and delivery of this Agreement by Seller, the consummation of the transactions herein contemplated and the fulfillment of the terms and conditions hereof, when taken either singly or in the aggregate, will not conflict with or result in a breach or violation of any applicable law, regulation, order, writ, judgment, injunction or decree of any court, agency or governmental instrumentality, or of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or pursuant to the charter, articles of incorporation or by-laws of the Seller or Bank, or any indenture, mortgage, agreement or other instrument to which the Seller or Bank, or any affiliate of the Seller, is a party or by which they or any of them may be or are bound.

3.04 Organization, Corporate Power and Licensing. The Bank is duly organized, validly existing and in good standing under the laws of Florida, possessing all corporate power and authority necessary to own its properties and carry on its business as now conducted. The Bank is properly licensed, qualified and in good standing in all jurisdictions where it currently is doing business or licensed to transact business, all of which jurisdictions are listed in Schedule 3.04 hereto. The Bank has all licenses, permits or other authorizations from governmental authorities necessary or advisable to operate its business as now conducted, true, complete and correct copies of which are being provided Buyer as part of the Disclosure Documents. All of the foregoing licenses, permits and authorizations are currently in full force and effect.

3.05 Capital Stock of the Bank. The authorized capital stock of the Bank consists solely of 50,000 shares of voting common stock, par value $5.00 per share, of which 23,200 shares are issued and outstanding, all being owned of record and beneficially by Seller free and clear of any and all liens, claims, rights of third parties, charges or encumbrances of any kind or character whatsoever, and 50,000 shares of non-voting common stock non of which is issued and outstanding. The Shares as of the date of this Agreement are not subject to any restriction with respect to their transferability other than those regulatory approvals and consents referred to in Section 3.23 hereof. Upon the transfer and delivery of the Shares to Buyer at Closing, as herein contemplated, Buyer will receive good and absolute title to the Shares free and clear of all liens, claims, rights of third parties, charges or encumbrances of any kind or character whatsoever, and, other than as set forth in Schedule 3.05, free from any restriction with respect to transferability other than applicable regulatory approvals, consents and filings. The Shares have been duly authorized, validly issued and are fully paid, being nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Bank has no outstanding subscriptions, options, warrants or other agreements or commitments obligating the Bank to issue shares of its capital stock or any securities representing the right to purchase or otherwise receive, directly or indirectly, any shares of the capital stock of the Bank, nor is there any agreement providing for an amendment to its Articles of Incorporation so as to increase the amount of authorized capital stock. There are no voting trusts or other agreements, arrangements or understandings with respect to the voting of the Shares. There are no restrictions on the ability of the Bank to declare and pay dividends, other than those imposed by applicable state laws and regulations.

3.06 Subsidiaries. The Bank does not own, directly or indirectly, any interest in another corporation. The Bank does not have any investment in a subsidiary or partnership, nor does it, directly or indirectly, own or control outstanding shares of the stock of any corporation sufficient to constitute the voting power to elect a majority of such corporation’s board of directors. The Bank does not have any continuing obligations or duties in connection with a prior acquisition, merger or sale of the stock, business or assets of the Bank.

3.07 Financial Statements. The Bank’s financial statements for the periods ending December 31, 2002 and 2003 are set forth in Schedule 3.07 (such annual financial statements are collectively referred to herein as the “Financial Statements”) and are, and, in the case of those delivered subsequent to the date hereof will be, materially true, correct and complete, and fairly present the financial, operational and changes in capital and surplus and other positions of the Bank as of the dates indicated and have been prepared in conformity with accounting practices prescribed or permitted by the bank regulatory authorities exercising jurisdiction over the Bank, and fairly present all the information therein included in accordance with such basis of accounting.

3.08 Taxes.

(a) Except as set forth on Schedule 3.08, all tax returns required to be filed by or on behalf of the Bank have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All taxes shown on these returns to be due and all additional assessments received have been paid. The amounts recorded for taxes on the Financial Statements are, to the knowledge of the Seller, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign and other taxes (including any interest or penalties) of the Bank accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which the Bank may at such dates have been liable in its own right or as a transferee of the assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the knowledge of Seller, threatened by any taxing authority which is likely to result in a material tax liability, no material unpaid tax deficiencies or additional liability of any sort has been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of tax have been entered into by or on behalf of the Bank. Neither the Bank nor the Seller has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

(b) The Bank has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all tax withholding provisions of applicable federal, state, foreign and local laws (including without limitation, income, social security and employment tax withholding for all types of compensation). The Bank is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state and local tax laws, and such records identify with specificity all accounts subject to backup withholding under applicable federal law.

3.09 Annual Statements. The Seller and the Bank have at all times, to the best of Seller’s knowledge, filed or caused to be filed in a timely manner all returns, reports, notices,

documents and information required by those laws, regulations, rules and orders applicable to either the Bank, or Seller, or any affiliate of Seller, which filings are due to or on account of, the Seller’s ownership of, or relationship to the Bank.

3.10 Loans; Adequacy of Allowance for Loan Losses. All reserves for loan losses shown on the most recent Financial Statements of the Bank furnished by Seller have been calculated in accordance with prudent and customary banking practices and are adequate in all material respects to reflect the risk inherent in the loans of the Bank. Seller has no knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in such Financial Statements. To Seller’s knowledge, each loan reflected as an asset on the Financial Statements of Bank is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights generally and to general equitable principles and complies with all laws to which it is subject. Bank does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 3.10, Bank has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

3.11 Litigation and Investigations. Except as set forth in Schedule 3.11 hereto or for any claim or litigation fully reserved for in the Financial Statements: (a) there are no actions, suits, proceedings, claims, investigations or examinations, pending or threatened (or any basis therefor known to Seller) against or affecting the Bank, its business, properties or assets, or any officer, employee or director acting in his or her respective capacity as an officer, employee or director of the Bank, before any court, governmental authority or administrative body, administrative officer, arbitrator or executive, domestic or foreign; (b) there are no unsatisfied judgments, orders, writs, decrees, injunctions or the like issued by any court, governmental authority or administrative body, domestic or foreign, against or affecting the Bank or its business, properties or assets; (c) to the best of Seller’s knowledge, there are no existing violations by Seller, the Bank or any affiliate of Seller of any federal, state, foreign or local law, regulation or order which has or could have a materially adverse effect upon the business, operations or affairs of the Bank; and (d) Seller has no reason to believe there exists any basis for the assertion of any claim or liability against the Bank which is likely to result in a liability that in the aggregate is materially in excess of the amount reserved or reflected on such account in the Financial Statements.

3.12 Liabilities and Obligations. The Bank does not have any material liabilities, whether accrued, absolute or contingent, except as set forth in Schedule 3.12, which are not shown or provided for in full on the Financial Statements, other than those current liabilities incurred in the usual and ordinary course of its business subsequent to December 31, 2003, which liabilities have been or shall be reflected in additional financial statements delivered or to be delivered to Buyer as herein provided.

3.13 Conduct of Business. Since December 31, 2003, the business of the Bank has been carried on only in the usual and ordinary course consistent with past practices and the Bank has not disposed of (unless replaced) any assets used or held for use in its business, disposed of or agreed to dispose of any assets at less than fair market value, or placed any fixed asset on its books at a value higher than the cost thereof as reduced by a normal allowance for depreciation, except as herein contemplated.

3.14 Title and Related Matters.

(a) Title. The Bank has good and marketable title to all the properties, interest in properties and assets, real and personal, that are material to the business of the Bank (except properties, interests and assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) liens for current taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the knowledge of Seller, the material structures and equipment of the Bank comply in all material respects with the requirements of all applicable Laws.

(b) Personal Property. Schedule 3.14 sets forth a depreciation schedule of the Bank’s fixed assets as of December 31, 2003.

(c) Computer Hardware and Software. Schedule 3.14 contains a description of all agreements relating to data processing computer software and hardware now being used in the business operations of the Bank. Seller is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of the Bank.

3.15 Contracts. Except as set forth in Schedule 3.15:

(a) The Bank does not have in effect any lease for real or personal property, whether as lessor or lessee, other than those set forth in Schedule 3.15 hereto;

(b) The Bank has not incurred any contractual obligations (i) other than in the usual and ordinary course of its business in accordance with past practice, (ii) which are to be performed in any material respect on or after the Closing Date, (iii) which involve future payments to or by the Bank of more than $10,000, or (iv) which extend beyond one year;

(c) There are no outstanding contracts between the Bank, on the one part, and any salesman, producer, solicitor, broker, sales representative or the like on the other, except for contracts terminable by the Bank at any time upon not less than thirty (30) nor more than one hundred eighty (180) days notice;

(d) Other than for service of process, the Bank does not have any power of attorney outstanding, whether general or specific, for any purpose; and

(e) To the best of Seller’s knowledge, each contract to which the Bank is a party or pursuant to which it has rights or obligations is at the date hereof in full force and effect in accordance with its terms, the parties thereto not being in default, and no event has occurred nor shall occur as the result of any transactions contemplated by this Agreement which, with the giving of notice or passage of time or both, would constitute a default.

3.16 Insurance Coverage. The Bank, either directly or through Seller, has in full force and effect all such policies or contracts of insurance naming it or its officers, directors or employees as the insured or an additional assured or insured as are prudent and reasonable for entities of like kind and character, such policies or contracts of insurance being in those amounts and affording the coverages against those risks as are described in Schedule 3.16 hereto. True, complete and correct copies of all such policies or contracts of insurance shall be delivered to Buyer by Seller as part of the Disclosure Documents.

3.17 Operations of the Bank. Since December 31, 2003, the Bank has not, except as set forth in Schedule 3.17:

(a) carried on its business other than in the usual and ordinary course as established by past practice;

(b) transferred or committed to transfer any of its earnings, other than in the ordinary course of business in accordance with past practice;

(c) failed to make any payment when due or not performed any obligation required of it to be performed aggregating $10,000 or more;

(d) paid any obligations not reflected on the Financial Statements except for those arising in the usual and ordinary course of business as established by past practice;

(e) made or committed to make capital expenditures in excess of $10,000 in the aggregate;

(f) made any guarantees or incurred any obligations as a surety of any indebtedness of others except arising in the normal course of its insurance business;

(g) merged, consolidated or entered into a contract to merge or consolidate with any other corporation;

(h) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury);

(i) borrowed or agreed to borrow any funds or incurred, or become subject to, any liability (absolute or contingent) except borrowings, obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

(j) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Financial Statements and current liabilities incurred since that date in the ordinary course of business and consistent with past practice;

(k) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders, or purchased or redeemed, or agreed to purchase or redeem, directly or indirectly, or otherwise acquire, any of its outstanding securities;

(l) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its assets, or canceled, or agreed to cancel, any debts or claims;

(m) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, or requiring the consent of any party to the transfer and assignment of any of its assets;

(n) suffered any losses or waived any rights of value which in either event in the aggregate are material considering its business as a whole;

(o) except in the ordinary course of business, made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

(p) except in accordance with normal and usual practice, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(q) except in accordance with normal and usual practice, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

(r) received notice or had knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a material adverse effect on its financial condition, results of operations, business, assets or properties;

(s) entered into any other material transaction other than in the ordinary course of business; or

(t) agreed in writing, or otherwise, to take any action described in clauses (a) through (s) above.

3.18 Licenses. Since December 31, 2003, the Bank has not had any license, permit, certificate of authority or other governmental or regulatory authorization revoked or suspended, nor has the Seller or Bank received any notice or has any knowledge of, a fact or condition that could result in the revocation, suspension, limitation, condition or non-renewal of any license, permit, certificate of authority or governmental or regulatory authorization now held by the Bank.

3.19 Regulatory Reports and Compliance. During each of the fiscal years for which Financial Statements have been provided and to date, to the best of Seller’s knowledge, the Bank has filed all statements, reports and other documents, in substantially accurate form, as required by the laws, regulations and governmental agencies of each jurisdiction in which it is required to be or is qualified or licensed or otherwise authorized to do business as a foreign or alien corporation, and the Bank’s business has been and is being conducted in substantial compliance with all applicable statutes, laws, regulations and ordinances, as well as all orders, writs, injunctions and decrees of any court, administrative agency or governmental body. The Bank is not subject to nor has it received during such period any written communications directed to it by any bank regulatory agency pursuant to which such agency has imposed or has indicated it may impose any material restrictions on the operations or business conducted by the Bank or in which such agency has raised any material question concerning the condition, financial or otherwise, of the Bank.

3.20 Improper Payments. Since December 31, 2003, to the best of Seller’s knowledge:

(a) no funds or assets of the Bank have been used for any illegal purpose;

(b) no material unrecorded fund or asset of the Bank has been established for any purpose;

(c) no material accumulation or use of the corporate funds of the Bank has been made without being properly accounted for on the books and records of the Bank;

(d) all material payments by or on behalf of the Bank have been duly and properly recorded and accounted for on the books and records of the Bank;

(e) no false or artificial entry has been made on the books and records of the Bank for any purpose or reason whatsoever;

(f) no payment has been made by or on behalf of the Bank with the understanding that all or any part of such payment is to be used for a purpose other than as described in the documents supporting such payment;

(g) the Bank has not made, directly or indirectly, any illegal contribution to a political party or candidate, either domestic or foreign; and

(h) the Bank has not made any improper foreign payment as that term is defined in the Foreign Corrupt Practices Act.

For the purposes of (b), (c) and (d), material shall mean $10,000.

3.21 Charter and Bylaws. Schedule 3.21 contains true and correct copies of the articles of incorporation and bylaws of the Bank, including all amendments thereto, as currently in effect. There will be no changes in such articles of incorporation or bylaws prior to the Closing Date, without the prior written consent of Buyer.

3.22 Full Disclosure. None of the Disclosure Documents or any Disclosure Schedule furnished as part of this Agreement, nor any certificate, report, statement or memorandum furnished or required to be furnished to Buyer in connection with the Acquisition, contains any untrue statement of a material fact or, taken as a whole, omits to state a material fact necessary to make the statements contained therein or herein not misleading. There is no known fact that Seller has not disclosed or caused to be disclosed to Buyer which would have or may in the future have a material adverse effect (so far as Seller can now foresee) on the earnings, operations or properties (financial or otherwise) of the Bank.

3.23 Regulatory Approvals. Except for consents and regulatory actions which may be required by the laws of the State of Florida, the Federal Deposit Insurance Act and the Bank Holding Company Act of 1956, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement and the consummation of the Acquisition. Seller is not aware of any reason why all consents, approvals and authorizations required to permit the sale by Seller and the purchase by Buyer of the Shares as contemplated herein would not be obtained solely as a result of any characteristic of the Bank or Seller.

3.24 Absence of Material Adverse Change. To the knowledge of Seller, since the date of the last dated Financial Statements, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on any the Bank.

3.25 Pension and Employee Benefit Plans.

(a) To the knowledge of Seller, all employee benefit plans of the Bank have been established in compliance with, and such plans have been operated in material compliance with, all applicable laws. Except as set forth in Schedule 3.25, the Bank does not sponsor or otherwise maintain a “pension plan” within the meaning of section 3(2) of ERISA or any other retirement plan that is intended to qualify under section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. To the knowledge of Seller, no employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a “prohibited transaction,” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), which may have a material adverse effect on the condition, financial or otherwise, of the Bank.

(b) To the knowledge of Seller, no amounts payable to any employee of the Bank will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and regulations thereunder.

3.26 Environmental Matters. To the knowledge of Seller, the Bank is in material compliance with all laws and other governmental requirements relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollution, or toxic, hazardous or other substance (the “Environmental Laws”), and Seller has no knowledge that the Bank has not complied with all regulations and requirements promulgated by the Occupational Safety and Health Administration that are applicable the Bank. To the knowledge of Seller, there is no litigation pending or threatened with respect to any violation or alleged violation of the Environmental Laws. To the knowledge of Seller and except as set forth on Schedule 3.26, with respect to assets of the Bank, (i) there has been no spillage, leakage, contamination or release of any substances for which the appropriate remedial action has not been completed; (ii) no owned or leased property is contaminated with or contains any hazardous substance or waste; and (iii) there are no underground storage tanks on any premises owned or leased by the Bank. To the knowledge of Seller, the Bank has not extended credit, either on a secured or unsecured basis, to any person or other entity engaged in any activities which would require or requires such person or entity to obtain any permits which are required under any Environmental Law which has not been obtained.

3.27 Labor Disputes. To the knowledge of Seller, the Bank is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. The Bank is not and has not been engaged in any unfair labor practice, and, to the knowledge of Seller, no unfair labor practice complaint against the Bank is pending before the National Labor Relations Board. Relations between management of the Bank and the employees are amicable and there have not been, nor to the knowledge of Seller, are there presently, any attempts to organize employees, nor to the knowledge of Seller, are there plans for any such attempts.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Notwithstanding any independent investigation or verification undertaken by Seller or its representatives, Buyer hereby represents and warrants to Seller the following:

4.01 Organization and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama having all corporate power and authority necessary to own its property and operate its business as now conducted. Buyer has all corporate power, authority and legal right necessary to execute and deliver this Agreement and, subject to receipt of the regulatory approvals and actions described in Section 4.05 hereof, to perform and carry out the Acquisition pursuant to the terms and conditions hereof.

4.02 Authorization and Effect. This Agreement and the performance of the actions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been executed and delivered by duly authorized and acting officers of Buyer, and assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws generally affecting the enforcement of creditors’ rights or by applicable principles of equity if equitable remedies are sought.

4.03 Securities Act. Buyer acknowledges the Shares have not been registered under the Securities Act of 1933, as amended, or any state “Blue Sky” laws, and agrees not to sell the Shares in violation of any federal or state securities law or the regulations issued thereunder. The Shares being acquired by Buyer are being purchased by Buyer for its own account and not with a view to resale in connection with any distribution or public offering.

4.04 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement nor compliance with its terms and conditions on the part of Buyer will conflict with or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) the Articles of Incorporation or By-Laws of Buyer, or (ii) assuming all requisite regulatory approvals are duly obtained, any law, rule, regulation, judgment, order, decree or injunction applicable to Buyer, or any of its properties or assets.

4.05 Regulatory Approvals. Except for the consents and the regulatory actions which may be required by the State of Florida, the Federal Deposit Insurance Act and the Bank Holding Company Act of 1956, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement and the consummation of the Acquisition solely as a result of a characteristic of Buyer. To the best of its knowledge, Buyer is not aware of any reason why any such consent, approval or authorization as is required to permit the sale by Seller and purchase by Buyer of the Shares would not be obtained solely as a result of any characteristic of Buyer.

4.06 Material Misstatements and Omissions. No representation or warranty made by the Buyer contained in this Agreement or the Schedules hereto, and certificates made or furnished, or to be made or furnished hereafter, by the Buyer or any officer of the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or, taken as a whole, omits to state a material fact necessary to make the representations or warranties contained herein not misleading.

ARTICLE V

COVENANTS OF THE PARTIES

5.01 Conduct of the Business Prior to Closing. Except as set forth in Schedule 5.01, during the period from the date hereof until Closing, Seller will cause the Bank to conduct its business only in the ordinary course, consistent with past practices (except as required to consummate the transactions contemplated hereby or as otherwise permitted in this Agreement)

and will cause the Bank to maintain and preserve its business organization, insurance coverages, licenses, permits, material agreements and credit facilities. From the date hereof until Closing, except as otherwise consented to or approved by Buyer in writing or as permitted or required by this Agreement, Seller will not permit the Bank to:

(a) change any provision of its Articles of Incorporation or By-Laws or any similar governing document;

(b) change the number of shares of its authorized or issued capital stock, or issue or grant any option, warrant, call, commitment, subscription, right of purchase or other agreement of any kind or character relating to its capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property, or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock; provided that if on the last day of the month immediately preceding the Closing Date the stockholders’ equity of the Bank exceeds $6,000,000, the Bank may pay a dividend to Seller at the Closing in the amount by which the Bank’s stockholders’ equity exceeds $6,000,000, and provided further that the stockholders’ equity of the Bank on the Closing Date shall not be less than $6,000,000 if such dividend is paid.

(c) except in the ordinary course of business, consistent with past business practices: (i) enter into any transaction, contract or commitment (including the incurrence of indebtedness and disposition of capital assets); (ii) enter into any employment agreements with, increase the rate of compensation of, or pay or agree to pay any bonus to any of its directors, officers or employees; (iii) implement any new employee benefit plan or modify any arrangement now in effect; (iv) materially amend any existing employee benefit plan or arrangement, except as required by law; (v) enter into, amend in any material respect or terminate any material contract; (vi) make any material change in the nature of its business or operations; (vii) modify or terminate its current business practices, including, but not limited to, licenses, permits, material agreements, employment relationships, banking and custodial relationships, products, data processing facilities and systems, record keeping systems, and real estate leases; (viii) sell, transfer, or assign any furniture, equipment or other tangible property owned by the Bank; (ix) hire any employees other than required replacement clerical personnel, if any; (x) terminate any employees; (xi) relocate the Bank’s offices; or (xii) cause the Bank to change prices on its products and/or eligibility requirements;

(d) fail to make any payment when due or perform an obligation required of it to be performed;

(e) pay any obligation not reflected on the Financial Statements except for obligations arising after the date thereof in the usual and ordinary course of business as established by past practices;

(f) make or commit to make any capital expenditure in excess of $10,000 in the aggregate;

(g) guarantee or incur any obligation as a surety on account of any indebtedness of others;

(h) fail to file or submit any federal, foreign, state or local income tax return, including payroll tax returns, or other tax report which is required to be filed or submitted for periods ending on or prior to the Closing Date, or fail to timely pay any taxes, interest or penalties due in connection with such returns or reports, or any assessment therefor;

(i) fail to continue in force all policies, certificates or contracts of insurance in favor of the Bank or the officers and directors thereof, in substantially the same character, amount and coverage as those in force on the date hereof, or permit any material change in any such insurance coverages; or

(j) undertake, or fail to take, any other action that would make any representations or warranty made by the Seller in this Agreement materially inaccurate or misleading as of the Closing Date.

5.02 Investment Portfolio. Until the Closing Date, Seller shall cause the Bank to maintain the quality and diversification of the investment portfolio of the Bank at least as favorable to the Bank as that which existed on December 31, 2003.

5.03 Solicitation Restriction. Until the Closing or earlier termination of this Agreement in accordance with its terms, neither Seller nor any of its affiliates, nor any of their respective officers, employees, representatives, agents or other persons controlled by Seller or its affiliates, shall directly or indirectly encourage, assist, solicit or initiate discussions or negotiations with, or provide any information to any person, entity or group (other than Buyer) concerning the acquisition of any equity interest in the Bank, whether contingent or actual, or enter into any merger, consolidation, liquidation, dissolution, disposition of assets, or like transaction involving the Bank after the date hereof.

5.04 Current Information. During the period from the date hereof until Closing, Seller shall make available the chief executive officer of the Bank on a regular basis so he/she may advise representatives of Buyer as to the ongoing operations of the Bank, as well as to the status of the regulatory filings, approvals and consents contemplated by Section 7.01 hereof which may be under the control of Seller. Seller will promptly notify Buyer (i) of the occurrence of any event which could materially and adversely affect the Bank or impact adversely the ability of Seller to consummate the sale of the Shares as contemplated herein, and (ii) of any material adverse change in the operations of the Bank. Similarly, Buyer will promptly notify Seller (i) of the occurrence of any event that could impact adversely the ability of Buyer to consummate the purchase of the Shares as contemplated herein. In addition, each party agrees to give written notice promptly to the other parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or the Bank which would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and not use its reasonable efforts to prevent or promptly to remedy the same.

5.05 Subsequent Financial Statements. Seller shall cause to be delivered to Buyer, as set forth in Section 2.01, those financial statements required herein, as well as all reports, returns or communications relating or pertaining to the Bank which are submitted to bank regulatory authorities having jurisdiction over the Bank.

5.06 Regulatory Matters. The parties hereto will cooperate with each other in the preparation and submission of those filings and documents necessary to obtain the permits, consents, approvals and authorizations of third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Each of the Buyer and Seller will furnish the other all information concerning itself (including in the case of Seller, information regarding the Bank), its directors, officers and stockholders, and such other matters and things as may be necessary, prudent or advisable in connection with any statement or application made by or on behalf of the Buyer or Seller to any governmental body in connection with the purchase and sale of the Shares and the other transactions contemplated by this Agreement.

5.07 Further Assurances. Subject to the terms and conditions hereof, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible. If at any time after Closing further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the parties hereto shall take all such necessary action.

5.08 Continued Access to Bank. For a period of five (5) years following the Closing Date, the Buyer shall allow the Seller and its affiliates, during regular business hours, through its employees and representatives, the right to examine and make copies of the books and records pertaining to the business conducted by Bank prior to the Closing Date, for any reasonable business purpose including, but not limited to, the preparation or examination of Tax Returns and financial statements and conduct of any litigation or regulatory dispute resolution, whether pending or threatened, concerning the business of Bank prior to the Closing Date. In addition, after such period, the Buyer shall provide the Seller and its affiliates with reasonable access to those books and records relating to matters identified in writing from time to time to the Buyer involving the preparation or examination of tax returns and financial statements and the conduct of any litigation or regulatory dispute resolution. Access to such books and records shall be at the Seller’s or such affiliate’s expense and may not unreasonably interfere with the Buyer’s business operations. Any materials accessed by Seller shall be held confidential by Seller pursuant to the same terms, conditions, and remedies as is provided in Section 2.03. Such information may only be used by Seller in connection with the resolution of disputes and may not be used for marketing or the business operations of Seller or its affiliates.

5.09 Change of Name. Buyer shall simultaneously with the Closing amend the Bank’s By-laws and Articles of Incorporation, and take all other actions as necessary, to change the name of the Bank to “Vision Bank.”

5.10 Employees. Buyer shall have no obligation to offer employment to or continue the employment of any employee of Bank.

5.11 Press Release. Each party hereto agrees that, unless approved by the other party in advance, such party will not make any public announcement, issue any press release or other publicity or confirm any statements by any person not a party to this Agreement concerning the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto reserves the right to make any disclosure if such party, in its reasonable discretion, deems such disclosure required by law. In that event, such party shall provide to the other party the text of such disclosure sufficiently in advance to enable the other party to have a reasonable opportunity to comment thereon.

5.12 Notice of Adverse Changes. Each party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or the Bank which (i) is reasonably likely to have, individually or in the aggregate, a material adverse effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein and to use its reasonable efforts to prevent or promptly to remedy the same.

5.13 Attorney Fees. Buyer agrees to pay the reasonable costs of the fees of Seller’s counsel (Hand, Arendall L.L.C.) in connection with the Acquisition, provided Buyer shall not be obligated to pay any such fee in excess of $20,000.

5.14 Gulf County Market. Neither Seller nor any of its affiliates will, directly or indirectly, organize or acquire a commercial bank or thrift or establish or acquire a branch of a commercial bank or thrift in Gulf County, Florida for a period of one year from the date of this Agreement

5.15 Private/Placement. Buyer shall proceed promptly and in good faith to commence and complete as soon as practicable a private placement of at least $7,500,000 of its common stock.

5.16 Processing. For a period of up to 60 days following the Closing Date, Seller shall continue to process daily transactions at the Bank at no cost to Buyer.

5.17. Environmental Due Diligence; Indemnity. Buyer shall have thirty days from the date of this Agreement to conduct any environmental due diligence on the Bank and its business that Buyer deems necessary. Such due diligence is expected to include (i) a Phase I Environmental Site Assessment and (ii) a legal analysis conducted by Buyer’s counsel as to whether federal or Florida law would impose remedial obligation on Buyer or future owners by virtue of their ownership of the Bank. Seller shall provide Buyer with documents, communications, reports, and correspondence as they relate to the environmental condition of the Bank and any adjoining properties. Buyer shall bear the cost of any such due diligence unless Buyer terminates this Agreement pursuant to this Section 5.17, in which case Seller shall reimburse Buyer for all of its costs associated with such due diligence excluding legal fees, provided such costs do not exceed $5,000. If any Phase I Environmental Site Assessment recommends further investigation, Buyer and Seller agree to negotiate in good faith an extension of this due diligence period. If Buyer discovers information or facts during its due diligence that were not disclosed to Buyer on or prior to the date of this Agreement and that are materially adverse to Buyer, Buyer may terminate this Agreement. Failure by Buyer to terminate this Agreement pursuant to this Section 5.17 does not constitute a waiver by Buyer of any reliance on the warranty given by Buyer under Section 3.26 of this Agreement.

ARTICLE VI

COVENANTS AS TO TAX MATTERS

6.01 Returns and Receipts.

(a) Seller shall prepare and file, or cause to be filed, when due, all returns with respect to taxes that are required to be filed by or with respect to the Bank for any pre-closing tax period. “Pre-Closing Tax Period” shall mean any taxable period that ends before the Closing Date as to which the Bank may be obligated to file any return or pay any tax. Buyer shall prepare and file, or cause to be filed, when due, all other returns with respect to taxes that are required to be filed by or with respect to the Bank.

(b) With respect to any taxable period ending after December 31, 2003 for the Bank, Buyer shall cause the Bank to prepare and provide to Seller a package of tax information materials not otherwise available to Seller after the Closing Date to allow Seller to file the tax returns that it is required to file. The Bank will assist the Seller with the filing of any short period state or local income tax returns. When the filing of a short period state or local income tax return has an effect on, or is affected by, an applicable state or local premium tax return, tax will be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period in a reasonable pro-rata manner. “Post-Closing Tax Period” shall mean any taxable period that begins after the Closing Date and, with respect to any taxable period that begins on or before and ends after the Closing Date, the portion of such taxable period beginning on the day following the Closing Date.

6.02 Cooperation; Access to Records. Buyer and Seller (a) shall cooperate with each other in the conduct of any audit or proceeding with respect to taxes of or with respect to the Bank, (b) shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Article VI and (c) shall, in accordance with current practices of or with respect to the Bank and the provisions of this Article VI, retain such records, documents, accounting data and other information as are necessary for the preparation or filing of returns with respect to taxes of or with respect to the Bank for a period of not less than six years following the filing date of such return, and give each other reasonable access to such records, documents, accounting data and other information in connection with the preparation or audit of any returns with respect to taxes of or with respect to the Bank.

6.03 Filed Tax Returns. Not later than five days prior to the Closing Date, Seller shall provide Buyer with a list, to the knowledge of Seller and Bank, of all tax returns required to be filed by the Bank between Closing Date and 30 days thereafter.

ARTICLE VII

CLOSING CONDITIONS

7.01 General Conditions. The obligations of the parties to this Agreement shall be subject to the satisfaction, on or at Closing, of the following terms and conditions, except as otherwise specifically provided herein:

(a) receipt of all necessary regulatory approvals, without material or substantial qualification or condition, as are required to consummate the transactions contemplated hereby (except where the failure to obtain any such approval would not render the consummation of the purchase and sale of the Shares or the other transactions contemplated hereby illegal or otherwise deprive Buyer of the material benefits of this Agreement), and such shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired;

(b) neither Seller nor Buyer shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the purchase and sale of the Shares, nor shall there be pending a suit or proceeding by any governmental authority which seeks injunctive or other relief in connection with the purchase and sale of the Shares or any of the transactions contemplated hereby.

7.02 Conditions to the Obligations of Seller. The obligations of Seller under this Agreement shall be subject to the satisfaction, or waiver by Seller at Closing, of the following conditions:

(a) Each of the obligations of Buyer required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects;

(b) The representations and warranties of Buyer contained in this Agreement are true and correct in all material respects as of the Closing Date, as though made at and as of such date; and

(c) Seller shall have received, in a form and substance satisfactory to its counsel, the following:

(i) Payment of the Purchase Price in cash in immediately available funds;

(ii) The written acknowledgement of Buyer required in Section 2.02 of this Agreement;

(iii) A certificate executed by the President and Chief Financial Officer of Buyer to the effect that the representations and warranties made herein by Buyer are true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date and that the Buyer has performed and complied in all material respects with the agreements, conditions, terms and undertakings required to be performed and complied with by the Buyer prior to or on the Closing Date;

(iv) A certificate executed by the President and Chief Financial Officer of Buyer that there shall not, on the Closing Date, exist any pending or threatened, or any meritorious basis for litigation pertaining to this Agreement or the transactions contemplated hereby;

(v) A copy of the resolution of the Boards of Directors or its Executive Committee of Buyer, certified by its Secretary or an Assistant Secretary, authorizing and approving the purchase of the Shares and the transactions contemplated in this Agreement; and

(vi) An opinion of counsel to Buyer, dated as of Closing Date, in form content and scope satisfactory to counsel to Seller.

7.03 Conditions to the Obligations of Buyer. The obligations of the Buyer under this Agreement shall be subject to the satisfaction, or waiver by Buyer at Closing, of the following conditions:

(a) Each of the obligations of Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects;

(b) The representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date, as though made at and as of such date;

(c) Buyer shall have received, in a form and substance satisfactory to its counsel, of the following:

(i) Certificates representing the Shares duly endorsed to Buyer in such manner as Buyer reasonably requests;

(ii) Evidence of performance of Seller’s obligations pursuant to Section 2.02 of this Agreement;

(iii) A certificate executed by the President and Chief Financial Officer of Seller to the effect that the representations and warranties made herein by Seller are true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date and that the Seller has performed and complied in all material respects with the agreements, conditions, terms and undertakings required to be performed and complied with by Seller prior to or on the Closing Date;

(iv) A certificate executed by the President and Chief Financial Officer of Seller that there shall not, to such person’s knowledge on the Closing Date, exist any pending or threatened, or any meritorious basis for litigation pertaining to this Agreement or the transactions contemplated hereby;

(v) A copy of the resolution of the Boards of Directors or its Executive Committee of Seller, certified by its Secretary or Assistant Secretary, authorizing and approving the sale of the Shares and the transactions contemplated in this Agreement;

(vi) An opinion of Counsel to Seller, dated as of Closing Date, in form, content and scope satisfactory to counsel of Buyer; and

(d) Buyer shall have successfully completed an offer for its common stock raising at least $7,500,000 of net proceeds in a private placement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the written consent of Seller and Buyer; or

(b) by Seller if there shall have been any material misrepresentation in this Agreement by Buyer or any material breach of a covenant of Buyer hereunder and such breach shall not have been remedied on or before Closing after receipt by Buyer of notice in writing from Seller specifying the nature of the breach and requesting such be remedied; or

(c) by Buyer if there shall have been any material misrepresentation in this Agreement by Seller or any material breach of a covenant of Seller hereunder and such breach shall not have been remedied on or before Closing after receipt by Seller of notice in writing from Buyer specifying the nature of the breach and requesting such be remedied; or

(d) at the election of either Buyer or Seller, if the Closing Date shall not have occurred on or before October 31, 2004, provided that no party shall be entitled to terminate this Agreement pursuant to this Section 8.01(d) if such party’s failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(e) by either Buyer or Seller if any of the conditions precedent to the obligations of such party to consummate the Acquisition cannot be satisfied or fulfilled by the date specified in Section 8.01(d) of this Agreement; or

(f) by the Buyer as specified in Sections 2.01 or 5.17.

8.02 Effect of Termination. In the event this Agreement is terminated as provided in Section 8.01 above, this Agreement shall forthwith become void (other than this Section 8.02, and Sections 2.03 and 7.03(d), Article IX, and 10.01 hereof which shall remain in full force and effect) and there shall be no further liability on the part of Seller or Buyer except for the liability of Seller and Buyer under Article IX. Nothing contained in this Section 8.02 shall relieve any party hereto from liability for its breach of this Agreement.

8.03 Amendment, Extension and Waiver. At any time prior to the consummation of the purchase and sale of the Shares, the parties hereto may: (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions herein except where waiver of such condition would result in a violation of law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.04 Termination Fee. If Buyer fails to consummate the Acquisition in accordance with this Agreement, Buyer shall pay to Seller the sum in cash of $250,000 which Buyer and

Seller agree represents the reasonable expenses incurred by Seller in connection with this Agreement, provided Buyer shall not be obligated to pay such sum if: (i) Buyer terminates this Agreement under Sections 8.01(a), 8.01(c) or 8.01(f), or (ii) Buyer terminates under Section 8.01(e) for the failure of a condition that is the responsibility of Seller that has not been cured by Seller as of the Closing Date, or (iii) Buyer terminates under Section 8.01(d) because the failure to close by October 31, 2004 is due to the inability, for any reason, of Seller and not Buyer to close.

ARTICLE XIX

INDEMNIFICATION

9.01 Indemnification by Buyer. Buyer shall indemnify and hold Seller free and harmless against any damages, claims, demands, losses, liabilities or expenses (including without limiting the generality of the foregoing, attorneys’ fees and court costs) incurred by Seller on account of:

(a) the breach of this Agreement by Buyer;

(b) any inaccuracy or falsity in a written representation or warranty which when made by Buyer was known or should have been known by Buyer to be inaccurate or false;

(c) any material inaccuracy in the representations and warranties of Buyer set forth herein; and

(d) any claim for a brokerage fee, finders fee or commission by any person or business entity assertedly acting on behalf of the Seller or Bank in connection with this Agreement or the transactions contemplated hereby.

9.02 Indemnification by Seller. Seller shall indemnify and hold Buyer free and harmless against any damages, claims, demands, losses, liabilities or expenses (including without limiting the generality of the foregoing, attorney fees and court costs) incurred by Buyer on account of:

(a) the breach of this Agreement by Seller;

(b) any inaccuracy or falsity in a written representation or warranty which when made by Seller was known or should have been known by Seller to be inaccurate or false;

(c) any material inaccuracy in the representations and warranties of Seller set forth herein;

(d) any claim for a brokerage fee, finders fee or commission with respect to this Agreement or the transactions contemplated hereby; and

(e) any reckless or intentional misconduct by the Seller or the Bank in the conduct of the Bank’s business prior to the Closing Date, whether such claims are asserted before or after the Closing Date.

9.03 Notification.

(a) If Seller learns of any matter for which Seller asserts Buyer is liable under Section 9.01, then in order to secure indemnification with respect thereto, Seller shall notify Buyer in writing of the existence of such matter within a reasonable time. Buyer shall have the right (but not the obligation) at its sole expense and in the name of Seller or Bank (as may be appropriate) to contest any matter involving a third party for which indemnification or defense has been sought by Seller, provided Buyer proceeds in good faith, expeditiously and diligently. Seller shall cooperate and cause the Bank to cooperate with Buyer in such contest provided any expenditures incurred in such cooperation shall be paid by Buyer. If Buyer does not serve on Seller a written notice of its intention to defend or does not commence to contest any matter within ten days after receipt of notice from Seller of the existence of such matter or if Buyer disputes it is liable to Seller for any sum pursuant to Section 9.01 hereof or otherwise, the right to defend such claim shall be deemed waived and Seller shall have full right and power to defend or otherwise deal with and dispose of the matter. Seller shall not pay or otherwise settle, compromise or deal with any matter for which Buyer or Bank may be liable under Sections 9.01 hereof or otherwise so long as Buyer or Bank is contesting the matter in good faith, expeditiously and diligently in accordance with this Agreement, and no final judgment has been entered against the Seller or Bank, except to the extent any such claim or matter may impair the ability of Seller to engage in its business, in which event Seller shall have the absolute right to pay, settle, compromise or otherwise dispose of such claim or matter.

(b) If Buyer learns of any matter for which Buyer asserts Seller is liable under Section 9.02, then the provisions set out in this Section 9.03 above shall apply which equal force and effect to any such assertion of liability by Buyer on behalf of Seller, as if full repeated and set out herein.

(c) The remedies provided in this Article IX shall not be exclusive of or limit any other remedies that may be available to any party to this Agreement.

ARTICLE X

MISCELLANEOUS

10.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses including any filing fees due to any regulatory agency seeking permission for Buyer to purchase the shares.

10.02 Notices. All notices or other communications required to be given hereunder shall be in writing and delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telegram or telex or telefax to the following addresses:

(a)	If to Seller:

W. Bibb Lamar, Jr., President

BancTrust Financial Group, Inc.

Post Office Box 3067 (36652)

100 St. Joseph Street

Mobile, Alabama 36602

Telephone No.: 251/431-7800

Telefax No.: 251/431-7851

with a copy to:

Brooks P. Milling, Esquire

Hand Arendall, L.L.C.

Post Office Box 123 (36601)

3000 AmSouth Bank Building

107 St. Francis Street

Mobile, Alabama 36602

Telephone No.: 251/432-5511

Telefax No.: 251/694-6375

(b)	If to Buyer:

Mr. J. Daniel Sizemore

Vision Bancshares, Inc.

2201 West 1st Street

Gulf Shores, Alabama 36542

Telephone No: 334/967-4212

Telefax No.: 334/967-4213

with a copy to:

Michael D. Waters

Balch & Bingham LLP

Post Office Box 78

Montgomery, Alabama 36101-0078

Telephone No.: 334/269-3121

Telefax No.: 877/453-6423

10.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.04 Survival of Covenants, Representations and Warranties. The representations and warranties contained herein may be enforced by the Seller or the Buyer and shall survive the Closing for one year, except for tax representations and warranties, which shall survive according to their terms. The covenants shall survive according to their individual terms.

10.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and each of which shall be deemed an original.

10.06 Headings. The Article and Section headings used in this Agreement have been inserted for convenience of reference only and shall not be construed to affect the meaning or interpretation of any provision, term or condition hereof.

10.07 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws and decisions of the State of Alabama without giving effect to the principles of conflicts of laws thereof.

10.08 Entire Agreement; Modification. This Agreement represents the entire agreement between the parties and supersedes all prior written or oral agreements relating to the purchase of the Shares by Buyer, provided, however, that this Section does not prohibit Seller from completing and updating the Schedules prior to Closing.

10.09 Severability of Invalid Provision. If any one or more covenants or agreements provided in this Agreement should be contrary to law, then such covenant or covenants, agreement or agreements shall be null and void and shall in no way affect the validity of the other provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have each by their duly authorized and acting officers executed and delivered this Agreement as of the day and year first above written.

VISION BANCSHARES, INC.

By:	/s/ J. Daniel Sizemore

J. Daniel Sizemore Title: Chairman, President and CEO

BANCTRUST FINANCIAL GROUP, INC.

By:	/s/ W. Bibb Lamar, Jr.

W. Bibb Lamar, Jr. Title: President and CEO